UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 12, 2018
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2018, the Board of Directors (the “Board”) of CAI International, Inc. (the “Company”) appointed Kathryn G. Jackson to serve as a Class II director on the Board.  The Board also appointed Ms. Jackson  to serve on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, and has determined that Ms. Jackson is “independent” pursuant to the listing standards of the New York Stock Exchange.

As compensation for her service on the Board, Ms. Jackson will receive the Company’s standard  quarterly cash compensation for non-employee directors and a grant of restricted stock with a value of $125,000 vesting over a one year period, in each case prorated based on the partial year of service on the Board.  There are no understandings or arrangements between Ms. Jackson and any other person pursuant to which she was selected as a director, nor is she party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 7.01.    Regulation FD Disclosure.

On February 14, 2018, the Company issued a press release announcing the appointment of Ms. Jackson to the Board.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: February 14, 2018	By: /s/ Timothy B. Page Name: Timothy B. Page Title: Chief Financial Officer